UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First Community Financial Partners, Inc.
(Exact name of registrant as specified in its charter)

Illinois	20-4718752
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2801 Black Road Joliet, Illinois	60435
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.     Description of Registrant’s Securities to Be Registered.
A description of the common stock, $1.00 par value per share, of First Community Financial Partners, Inc. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of First Community Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-185041) as initially filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2012, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein.
Item 2.     Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Community Financial Partners, Inc.

Date: July 15, 2015        By:    /s/ Glen L. Stiteley
Name:    Glen L. Stiteley
Title:    Executive Vice President and
Chief Financial Officer